UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation. On December 14, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) approved the fiscal 2012 compensation for the Company’s named executive officers.

Base Salaries. The Committee approved the following base salary changes for the named executive officers, effective January 1, 2012:

Named Executive Officer	Position	FY11 Base Salary	FY12 Base Salary
Thomas J. Fallon	President and Chief Executive Officer	$300,000	$300,000
Ita M. Brennan	Chief Financial Officer	$300,000	$300,000
Michael O. McCarthy III	Chief Legal and Administrative Officer	$300,000	$315,000
Ronald D. Martin	Sr. Vice President, Worldwide Sales	$350,000	$350,000
David F. Welch, Ph.D.	Executive Vice President, Chief Strategy Officer	$300,000	$350,000

Target Bonus Percentages. The Committee approved the following target bonus percentages, as a percentage of base salary, for the named executive officers for 100% achievement under the Company’s fiscal 2012 Bonus Plan, effective January 1, 2012:

Named Executive Officer	Position	FY11 Target Bonus (as a percentage of Base Salary)	FY12 Target Bonus (as a percentage of Base Salary)
Thomas J. Fallon	President and Chief Executive Officer	125%	125%
Ita M. Brennan	Chief Financial Officer	65%	65%
Michael O. McCarthy III	Chief Legal and Administrative Officer	65%	65%
Ronald D. Martin	Sr. Vice President, Worldwide Sales	100%	100%
David F. Welch, Ph.D.	Executive Vice President, Chief Strategy Officer	80%	80%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: December 20, 2011	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal and Administrative Officer